Exhibit 99.1

Joint Filing Agreement

February 25, 2025

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k) (1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D/A (Amendment No. 14) to which this Agreement is attached as an Exhibit (the “Schedule 13D”), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

This Agreement may be signed by the undersigned in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:

COOMBER INVESTMENTS LIMITED

By:	/s/ Ling Guangjian
Name:	Ling Guangjian
Title:	Director

GOLDMAN INDUSTRIAL LTD.

By:	/s/ Ling Guangjian
Name:	Ling Guangjian
Title:	Director

GUANGXI YUCHAI MACHINERY GROUP CO., LTD.

By:	/s/ Li Hanyang
Name:	Li Hanyang
Title:	Chairman

STATE OWNED ASSETS SUPERVISION AND ADMINISTRATION COMMISSION OF THE PEOPLE'S GOVERNMENT OF GUANGXI ZHUANG AUTONOMOUS REGION

By:	/s/ You Lili
Name:	You Lili
Title:	Director

GUANGXI BEITOU HEYING INDUSTRIAL INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Wei Tao
Name:	Wei Tao
Title:	Representative of the Managing Partner

GUANGXI INDUSTRIAL INVESTMENT AND DEVELOPMENT CO., LTD.

By:	/s/ Zhang Xinlin
Name:	Zhang Xinlin
Title:	Chairman

STATE OWNED ASSETS SUPERVISION AND ADMINISTRATION COMMISSION OF THE PEOPLE'S GOVERNMENT OF YULIN CITY

By:	/s/ Luo Chang
Name:	Luo Chang
Title:	Director